Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No 2)

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential for use of the Commission Only (as permitted by
        Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                 Innovative Tracking Solutions Corporation
              (Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

_____________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

_____________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

_____________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

_____________________________________________________________________

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

_____________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-li (a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

_____________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

_____________________________________________________________________

(3)  Filing party:

_____________________________________________________________________

(4)  Date filed:

_____________________________________________________________________




                   Innovative Tracking Solutions Corporation
                           23232 Peralta Dr. Ste. 115
                             Laguna Hills, CA 92653


                 NOTICE OF THE TAKING OF CORPORATE ACTION
                   WITHOUT A MEETING BY WRITTEN CONSENT

   Notice is hereby given that Innovative Tracking Solutions Corporation, a Delaware corporation (the Company" or "ITS"), has terminated its previous agreement to acquire 100% of Desert Sun Investments Ltd. Notice is further given that on July 28, 1999, Innovative Tracking Solutions Corporation changed its name to "thehealthchannel.com, Inc." and instead, acquired the majority of assets of BioLogix International, Ltd., specifically, its proprietary website and related technology, thehealthchannel.com.

   Notice is further given that the majority of management's stock, which represents the controlling interest of Innovative Tracking Solutions Corporation, a Delaware corporation, now known as thehealthchannel.com, Inc., have been transferred to the management of BioLogix International, Ltd. which has become the current management of thehealthchannel.com, Inc.

	This action was approved by a unanimous vote of 64.4% of voting shares of the Company represented at a stockholder meeting held on April 13,1999, wherein the Board of Directors was authorized and ordered to take all actions necessary to effect an acquisition or merger agreement for its public entity, received shareholder approval to restructure the Company as needed and was instructed to remove all assets and liabilities of the Company and transfer said assets to a newly formed private corporation held by some or all of the Company's present Shareholders.

   The accompanying information statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934.


                                         By Order of the Board of Directors,

                                        /S/___________________________________
                                            Dianna Cleveland, President/CEO






                 Innovative Tracking Solutions Corporation
                        23232 Peralta Dr. Ste. 115
                          Laguna Hills, CA 92653


                          INFORMATION STATEMENT

   This Information Statement is furnished in connection with the taking of corporate action without a meeting called by a written consent of stockholders.

	On July 28, 1999, Innovative Tracking Solutions Corporation, a Delaware corporation (the "Company") acquired approximately 90% of the assets of BioLogix International, Ltd. in exchange for a majority of the Company's management stock, representing the controlling interests of the Company by a corporate action of the Board of Directors in lieu of a special meeting of stockholders. This action was approved by a unanimous vote of 64.4% of voting shares of the Company represented at a stockholder meeting held on April 13,1999, wherein the Board of Directors was authorized and ordered to take all actions necessary to effect an acquisition or merger agreement for its public entity and received shareholder approval to restructure the Company as needed. Please be advised, therefore, that this is only an information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

   Restricted Common Shares representing the majority controlling interests held by members of the directors of Innovative Tracking Solutions Corporation, a Delaware corporation, have been transferred.

   This Information Statement is first being sent or given to stockholders on August 11, 1999. Record holders of the Common Stock at the close of business on July 29, 1999 are entitled to receive a copy of this Information Statement. On July 28, 1999 there were 3,785,243 shares of Common Stock outstanding prior to a restructure of the outstanding common stock of the Company that occurred on July 29, 1999 wherein a 28.22 to 1 forward split was effectuated in order to bring the total outstanding shares of the Company up to a level that would facilitate an exchange of shares on a 1 to 1 basis for all shares held by BioLogix International, Ltd. stockholders. The restructure involved the cooperation of shareholders of record of July 29, 1999 executing shareholder agreements to forfeit all but two shares per each pre-split share and transferring the rights to forfeited shares in a share exchange plan for BioLogix shareholders. Attached is the form of shareholder agreement.

                             SHARES OF ACQUISITION
General Information
---------------------
   Pursuant to the Bylaws of the Company and general Delaware corporate law, the Company acquired approximately 90% of the assets of BioLogix International, Ltd. ("BGIX"). BioLogix, headquartered in San Francisco, is a leader within the e-health portal industry. It operates the largest consumer-based health supersite (http://www.thehealthchannel.com) and world of virtual reality health and medical (http://www.virtucare.com). Thehealthchannel.com, currently indexes over
2.8 million other Internet health and health-related sites, has direct links with in excess of 1700 on-line healthcare information service centers, provides detailed coverage of nearly 700 medical conditions, offers channels for professional and personalized information, national and local TV listings, and a "virtucare" environment for health chat and interactivity. Current site expansions will also provide users with the ability to search nearly 1,000,000 additional web pages of on-line health-care information at thehealthchannel.com itself or to search the entire Internet.

   Restricted Common Shares representing the majority controlling interests of Innovative Tracking Solutions Corporation, a Delaware corporation, held by all of the Company's directors, are being transferred to the management team of BioLogix International, Ltd. and all assets and liabilities of the Company were previously removed and transferred to a newly formed private corporation held by some or all of the Company's present Shareholders.

Security Ownership of Certain Beneficial Owners and Management
------------------------------------------------------------------
   The following table sets forth, as of July 28, 1999 hereof certain information regarding the ownership of the Common Stock of the Company by (i) each person who is known to the Company to own, of record or beneficially, more than five percent of the Common Stock, and (ii) each of the Company's directors and officers. Where the persons listed have the right to acquire additional shares of Common Stock through the exercise of options or warrants within 60 days, such additional shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. On July 29, 1999 there were 3,785,243 shares of Common Stock outstanding.

Directors and Executive Officers
----------------------------------
                                                       Percentage
                                       Number         Beneficially
Name                                  of Shares          Owned

Dianna Cleveland                     2,070,500           54.7%
Lee Namisniak                          338,000            8.9%
Lou Weiss                              191,500            5.1%

All officers and directors
as a group (3 persons)               2,600,000           68.7%

Any options previously granted to Dianna Cleveland or Lee Namisniak to purchase additional shares of common stock of the Company have been cancelled pursuant to the acquisition referenced herein.


Certain Relationships and Transactions
-------------------------------------------
Lee Namisniak is the spouse of Dianna Cleveland.


                                           By Order of the Board of Directors,

                                               /s/___________________________
                                              Dianna Cleveland, President/CEO


A copy of the Company's Form 10 SB, and any amendments thereto, including financial statements for the year ended December 31, 1998 which has been filed with the SEC pursuant to the Securities Exchange Act of 1934, may be obtained without charge upon written request to Lee Namisniak, Vice President/CFO, Innovative Tracking Solutions Corporation, 23232 Peralta Drive, Ste. 115, Laguna Hills, CA 92653, or from the Internet at WWW.SEC.GOV from the SEC's Edgar database

                   STOCKHOLDER SHAREH EXCHANGE AFFIDAVIT

   THIS AGREEMENT, made as of the -------------- day of -----------, 1999, is by and between ----------------------- ("SHAREHOLDER") and Innovative Tracking Solutions, Corporation, a Delaware corporation (the "COMPANY").

                                WITNESSETH

   WHEREAS, the COMPANY is a publicly held Delaware corporation, traded on the Over-the-Counter Bulletin Board under the symbol "THCL" (formerly IVTX), with a total of 10,000,000 shares of common stock authorized and 3,785,243 shares issued and outstanding.

   WHEREAS, SHAREHOLDER is the record holder, as of July 29, 1999, of ------------------- shares of IVTX, Cusip # 45765S 10 8 (the "Shares") of the
Common Stock of "thehealthchannel.com, Inc." (formerly Innovative Tracking Solutions Corporation);and

   WHEREAS, COMPANY has entered an agreement to acquire the assets of "thehealthchannel.com" from its parent company, Biologix International, Ltd., a publicly held Delaware corporation, traded on the Over-the-Counter Bulletin Board under the symbol "BGIX" which is in the business of internet healthcare information services with a total of approximately 20,000,000 freely tradable and 50,000,000 restricted shares of stock issued and outstanding; and

   WHEREAS, COMPANY has effectuated a 28.22 for 1 split ("the SPLIT") of all outstanding shares of IVTX Shares of record as of July 29, 1999 for an exchange of all shares to BGIX stockholders on 1 for 1 basis and to all Company stockholders on a one IVTX pre-split share for 2 IVTX post-split share basis (post-split redistributed shares shall hereinafter be referred to as POST-SPLIT IVTX SHARES).

   NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

AGREEMENT

1. Exchange of Shares. Upon the execution of this Agreement on the basis of the representations, warranties and agreements herein contained, SHAREHOLDER hereby agrees to release any and all claims to 26.22 POST-SPLIT IVTX SHARES from SHAREHOLDER's post split shares and to retain only two POST-SPLIT IVTX SHARES.

2. Instruments of Conveyance and Transfer. Within fifteen (15) days of the execution of this Agreement, SHAREHOLDER shall deliver certificates representing the Shares to the Company for further delivery to TRANSFER AGENT, Continental Transfer and Trust Company, in form and substance satisfactory to TRANSFER AGENT, as shall be effective to vest in all right, title and interest in and to all of the Shares, as set forth in Section 1 herein. The TRANSFER AGENT shall deliver back to SHAREHOLDER a certificate representing the SHAREHOLDER's new holdings in THCL shares as modified by the forward split and this Agreement.

3. Forfeit by Default. Shareholders of the record date that have not claimed their entitlement to this affidavit within six months from the date of the effectuation of the split, July 29, 1999, shall automatically forfeit such entitlement and the split shares shall revert back to the Company and those currently outstanding certificates shall be worthless.

4. Miscellaneous Provisions.

a) This agreement shall be construed in accordance with the laws of the State of Delaware.

b) This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

c) Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

d) This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

e) Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

f) This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

g) Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision orany other breach of any other provision of this agreement.

h) If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

i) The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

j) The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of Shares provided for in this agreement.

k) Although not parties to this Agreement, Continental Transfer and Trust Company shall have the right to enforce the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

COMPANY                                   SHAREHOLDER

"thehealthchannel.com, Inc.
(formerly known as INNOVATIVE
TRACKING SOLUTIONS CORP.)                ------------------------------
                                          (print name)
                                         ------------------------------
-----------------------------------       Signature
By: Dianna Cleveland
Its:  President